CONFIRMING STATEMENT


This Statement confirms that the undersigned has authorized and designated Elizabeth A. Abdoo or William K. Kelso to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Host Marriott Corporation. The authority of Elizabeth A. Abdoo or William K. Kelso under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, or 5 with securities of Host Marriott Corporation, unless earlier revoked in writing.
Mr. Larson acknowledges that Elizabeth A. Abdoo or William K. Kelso is not assuming, nor is Host Marriott Corporation, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


							Host Marriott Corporation


							___________________________
							Gregory J. Larson


Dated:   ________________


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